UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No__)

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[ ]	Soliciting Material Pursuant §240.14a-12

AMERITRANS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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AMERITRANS CAPITAL CORPORATION

50 Jericho Quadrangle

Jericho, New York 11753

____________________________

NOTICE OF AMENDMENT TO REVISED PROXY STATEMENT

____________________________

To the Stockholders of Ameritrans Capital Corporation:

Ameritrans Capital Corporation (“Ameritrans” or the “Company”) has entered into a First Amendment, dated June 17, 2011, with Renova US Holdings Ltd.  (the “Purchaser”), attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated by reference herein (the “Amendment”), to the Stock Purchase Agreement, by and between the Company and the Purchaser, dated April 12, 2011, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2011 and incorporated by reference herein (as amended, restated, supplemented or otherwise modified, including pursuant to the Amendment, the “Purchase Agreement”). In the Amendment, Ameritrans has agreed to modify the form of LLC Pledge Agreement attached as Exhibit II to the Purchase Agreement in the form attached as Exhibit II to the Amendment (the “Pledge Agreement”) as set forth below.

The Pledge Agreement grants the Company a first priority lien in the membership interests of CN CLO Equity Holdings, LLC, a limited liability company formed by the Purchaser for the purpose of holding certain interests in collateralized loan obligations.  Prior to the Amendment, the Pledge Agreement provided that it would terminate when the Additional Purchase Price (as defined below), which was payable over a two-year period following the Initial Closing (as defined below), was paid in full. The Amendment modified the Pledge Agreement to provide for the termination of the pledge in favor of the Company on the earlier to occur of (x) the date on which the Additional Purchase Price (as defined in the Company’s Revised Proxy Statement on Amendment No. 1 to Schedule 14A, filed with the Securities and Exchange Commission on May 31, 2011 (the “Revised Proxy Statement”)) is paid in full or (y) if, and only if such date occurs within six months following the initial closing date of the Purchase Agreement, the first date on which the portion of the Additional Purchase Price remaining to be paid by the Purchaser is less than or equal to $5,000,000.

Our Board of Directors has unanimously approved of the Amendment because our Board of Directors believes that the Amendment incentivizes the Purchaser to fund the Additional Purchase Price sooner than it is otherwise obligated under the Purchase Agreement.

The changes set forth above are the only changes to the proposals to be voted on at the special meeting described in the Revised Proxy Statement. Otherwise the Revised Proxy Statement for the special meeting remains unchanged.

The Company’s special meeting of stockholders will be held at the same place, on the same date, and at the same time as announced in the Revised Proxy Statement, that is, on Friday, June 24, 2011 at 10:00 a.m., local time, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, NY 10022, or at any postponement or adjournment thereof.

Thank you for your continued support of Ameritrans Capital Corporation.

By order of the Board of Directors,

/s/ Silvia M. Mullens

Silvia M. Mullens, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON JUNE 24, 2011:

Our Revised Proxy Statement is available free of charge at www.ameritranscapital.com.

AMERITRANS CAPITAL CORPORATION

50 Jericho Quadrangle

Jericho, New York 11753

AMENDMENT TO REVISED PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be Held on June 24, 2011

____________________________

Amended Proxy Statement Disclosure

Our proposal to approve of the issuance of the Purchased Stock can be found under Proposal 1 of the Company’s Revised Proxy Statement on Amendment No. 1 to Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2011 (the “Revised Proxy Statement”). This Amendment to the Revised Proxy Statement amends the parts of the disclosure identified below. Deleted text is shown below as crossed through, and new text is shown below in bold and underlined:

•

The first Roman numeral under the header “Time, Place and Purchase of the Special Meeting” on Page 1 is amended as follows:

“(i)

Proposal 1, to approve the issuance of (1) $25,000,000 of our common stock (the “Initial Purchased Stock”), at an initial closing to be held no later than November 30, 2011 (the “Initial Closing”), and (2) additional common stock (the “Additional Purchased Stock” and, together with the Initial Purchased Stock, the “Purchased Stock”), for an aggregate purchase price initially equal to $35,000,000 (if such investment is made at the Initial Closing), as may be increased at an accrual rate of 12% per annum, applied daily to the unpaid balance, to up to a maximum of $40,000,000 (the “Additional Purchase Price”), to the extent Additional Purchased Stock is purchased subsequent to the date of the Initial Closing, no later than at subsequent quarterly closings to be held from time to time between the date of the Initial Closing and the second anniversary of the Initial Closing (each, a “Subsequent Closing”), in each case at a per share purchase price equal to the greater of (i) $1.80 and (ii) the per share net asset value of the Company, as determined by the Board as of a time not more than 48 hours (excluding Sundays and holidays) prior to the applicable closings (the “Applicable Per Share Purchase Price”), and otherwise upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, dated April 12, 2011, by and between Renova US Holdings Ltd. (the “Purchaser”) and the Company (as amended, restated, supplemented or otherwise modified, including pursuant to the First Amendment to the Stock Purchase Agreement, dated June 17, 2011, by and between the Purchaser and the Company,  the “Purchase Agreement”), ~~between the Company and Renova US Holdings Ltd. (the “Purchaser”),~~ a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2011, which is incorporated in this proxy statement by reference thereto;”

•

The first sentence of the second paragraph under the header “General Description of the Transaction” on Pages 5 and 6 is amended as follows:

“If the conditions to the Initial Closing are satisfied or waived (including receipt of the requisite stockholder approval of Proposals 1, 2 and 3 described in this proxy statement), concurrently with the effectuation of the Initial Closing and pursuant to the terms of the Purchase Agreement, we will (i) amend and restate our certificate of incorporation (see Proposal 2), (ii) replace Velocity Capital Advisors LLC (“Velocity”), the Company’s current investment adviser having an address at 500 Fifth Avenue, 50th Floor, New York, New York 10110, as the Company’s investment adviser with Ameritrans Capital Management, LLC, by executing the Investment Advisory Agreement (see Proposal 3); (iii) enter into an LLC Pledge Agreement, in the form attached as Exhibit II to the First Amendment to the Stock Purchase Agreement, dated June 17, 2011, by and between the Purchaser and the Company ~~Purchase Agreement~~ on Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on ~~April 14, 2011~~ June 17, 2011, which is incorporated in this proxy statement by reference thereto (the “Pledge Agreement”), regarding the pledge to the Company of the membership interests of CN CLO Equity Holdings, LLC, a Delaware limited liability company formed by the Purchaser for the purpose of holding certain interests in collateralized loan obligations, to secure the Purchaser’s obligations to purchase the Additional Purchased Stock; (iv) enter into a Stockholders Agreement, in the form attached as Exhibit VI to the Purchase

Agreement on Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 14, 2011, which is incorporated in this proxy statement by reference thereto (the “Stockholders Agreement”), with the Purchaser regarding certain covenants and other agreements of the Purchaser and certain existing stockholders (which are affiliated with our Chairman and Chief Executive Officer) until the time that the Purchaser’s obligations to purchase the Additional Purchased Stock have been satisfied in full; (v) enter into a Registration Rights Agreement, in the form attached as Exhibit IV to the Purchase Agreement on Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 14, 2011, which is incorporated in this proxy statement by reference thereto (the “Registration Rights Agreement”), with the Purchaser regarding the registration of the resale of the Purchased Stock; and (vi) amend and restate the Company’s bylaws, in the form attached as Exhibit III to the Purchase Agreement on Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 14, 2011, which is incorporated in this proxy statement by reference thereto (the “Amended and Restated Bylaws”).”

•

The beginning of the third paragraph under the header “Summary of the Pledge Agreement” on Page 39 is amended as follows:

“Pursuant to the Pledge Agreement, the Pledgor will covenant and agree that until the earlier of (x) the date on which the Additional Purchase Price is paid in full or (y) if, any only if such date occurs within six months following the Initial Closing Date, the first date on which the portion of the Additional Purchase Price remaining to be paid by the Purchaser is less than or equal to $5,000,000:

•

Without the prior written consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned), the Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a lien in the Pledged Collateral; provided, that no such prior written consent will be required in order for the Pledgor or any of its affiliates to enter into an agreement to sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Pledged Collateral if (i) such agreement provides for the proceeds received upon consummation of such sale, assignment, transfer, pledge or encumbrance to be applied to the Remaining Additional Purchase Price such that the Termination Date will occur on the date such sale, assignment, transfer, pledge or encumbrance is consummated and (ii) the Termination Date occurs on the date of such assignment, transfer, pledge or encumbrance;”

The changes set forth above are the only changes to the proposals to be voted on at the special meeting described in the Revised Proxy Statement. Otherwise the Revised Proxy Statement for the special meeting remains unchanged.

Proxy Card

In connection with our filing of this amendment to our Revised Proxy Statement, another copy of the proxy card is enclosed. THERE IS NO NEED TO MAIL OR RETURN THE NEW PROXY CARD UNLESS YOU HAVE NOT YET MAILED OR RETURNED A PROXY CARD OR, HAVING RETURNED A PROXY CARD, YOU WISH TO CHANGE YOUR VOTE. Unless revoked as described in the Revised Proxy Statement, the Company will count all proxies voted in favor of Proposal 1 received prior to the date of this Amendment to the Revised Proxy Statement.

Proxy Materials

We will provide upon request and without charge to each stockholder receiving this Amendment to the Revised Proxy Statement copies of the Notice of Annual Meeting of Stockholders, the Revised Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.  These materials can also be accessed on the Company’s website at http://www.ameritranscapital.com by selecting “Investor Relations” and then “SEC Filings.”

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